UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2013

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01	Change in Registrant’s Certifying Accountant.

On September 30, 2013, Immunomedics, Inc. (the “Company”) dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm. The Company, also on September 30, 2013, engaged KPMG LLP (“KPMG”) as the Company’s new independent registered public accounting firm. The decision to dismiss Ernst & Young and engage KPMG was made at the direction of the audit committee of the Company’s board of directors.

The reports of Ernst & Young on the consolidated financial statements of the Company for the fiscal years ended June 30, 2012 and 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended June 30, 2012 and 2013 and through September 30, 2013, the Company did not have any disagreement with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the matter in connection with its report on the Company’s financial statements for the relevant year.

During the Company’s fiscal years ended June 30, 2012 and 2013 and through September 30, 2013, no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K have occurred.

A copy of Ernst & Young’s letter to the Securities and Exchange Commission dated October 4, 2013 stating whether it agrees with the foregoing statements is filed as Exhibit 16.1 to this Form 8-K.

During the Company’s fiscal years ended June 30, 2012 and 2013 and through September 30, 2013, neither the Company nor anyone acting on its behalf consulted with KPMG regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By:	/s/ Cynthia L. Sullivan
Name:	Cynthia L. Sullivan
Title:	President and Chief Executive Officer

Date: October 4, 2013